UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2005
Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
4643 South Ulster Street, Suite 1300 Denver, CO 80237
(Address of Principal Executive Office)
(303) 220-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Liberty Global, Inc. expects to confirm today the full year 2005 consolidated guidance it provided on its third quarter call held on November 11, 2005. The confirmation is expected to occur during Liberty Global's previously announced presentation today at CSFB's Global Media Week Conference at the Crowne Plaza Times Square in New York, New York. This conference is scheduled to begin at 4:50 p.m., New York City time. The confirmation is also expected to occur during Liberty Global's previously announced presentation at UBS' 33rd Annual Media Week Conference on Tuesday, December 6, 2005 at 10:00 a.m., New York City time, at the Grand Hyatt in New York, New York. Both presentations will be webcast live at http://www.lgi.com. Liberty Global intends to archive the webcasts and post the presentation slides on its website under the investor relations section for approximately 30 days.
Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.
By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Vice President

Date: December 5, 2005